PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

515 SOUTH 400 EAST, SUITE 100

SALT LAKE CITY, UTAH 84111

(801) 328-2727 FAX (801) 328-1123

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sigma Labs, Inc.

Santa Fe, New Mexico

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated March 31, 2017, relating to the financial statements of Sigma Labs, Inc. as of and for the year ended December 31, 2016, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRITCHETT, SILER & HARDY, P.C.

Pritchett, Siler & Hardy, P.C.

Salt Lake City, Utah

May 2, 2018